November 6, 2018

Canadian Pacific delivers for grain supply chain; breaks record in October for shipping Canadian grain and biofuels

Calgary, Alta. - Canadian Pacific (TSX:CP) (NYSE:CP) has broken all-time records for the shipment of grain, moving 2.64 million metric tonnes (MMT) of Canadian grain and grain products in October. This makes October 2018 CP’s biggest month ever for moving Canadian grain, breaking the record from September 2017. During the month of October CP also set a new record for biofuels shipped.

“This accomplishment is a testament to the hard work and dedication of our operating team and the power of our operating model,” said Joan Hardy, CP’s Vice-President Sales and Marketing – Grain and Fertilizer. “This requires laser-sharp focus on the supply chain details, and close collaboration with customers, elevators and ports. Together, through hard work and open communication, the system has been operating with maximum velocity and fluidity.”

Through 14 weeks of the 2018-19 crop year, CP shipped more than 7.5 MMT of grain and grain products, and since harvest began in September has averaged more than 5,500 empty railcars to country elevators each week. The supply chain has been able to overcome challenging conditions across the prairies, including an early blast of winter weather in October which caused significant harvest delays and resulted in some grain pipeline congestion. CP reiterates the need for 24/7 operations throughout the entire supply chain to prevent further congestion.

“Viterra has received steady and reliable service from CP this fall, resulting in a more fluid and efficient supply chain,” said Kyle Jeworski, President and CEO of Viterra North America. “This is what we expect from an important service provider like CP and by working closely together, we can continue driving excellence in our supply chain and ensure that we are well positioned to meet current and future industry demands.”

CP continues to meet its Dedicated Train Program (DTP) commitments, and is getting positive feedback from its customers. Under the DTP, customers are incentivized to load and unload more quickly, driving increased overall grain movements and benefitting the economy. Customers are investing in the future by upgrading elevator infrastructure with 8,500-foot train capable loop track which results in efficiency gains for both grain shippers and CP. To increase efficiency even more, CP is investing in new high efficiency hopper cars with 500 being delivered by the end of this year. These new cars carry more grain per car, allow for faster loading and unloading, and need less maintenance.

In preparation for winter, CP is actively deploying resources and assets and is in the final stages of adding employees and locomotives to meet the needs of our customers across North America. This includes additional remanufactured locomotives and hundreds of new operations employees making their way through our training process. Read CP’s White Paper: Railroading in the Canadian Winter for more information on everything we do for safe winter operations. CP’s Customer Safety Handbook gives clear direction on safe rail operations to ensure CP employees can safely access customer sites in winter.

Note on forward-looking information
This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited, to CP's plans and expectations with respect to transporting grain in the 2018/2019 crop year, capital investment, including with respect to CP's locomotive and grain hopper fleet, the implementation and results of CP's sales and marketing, operations and technology initiatives (including hiring and training new employees) as well as the Company's operations, priorities and plans, anticipated performance, business prospects, programs and strategies. This forward-looking information also includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as "financial expectations", "key assumptions", "anticipate", "believe", "expect", "plan", "will", "outlook", "should" or similar words suggesting future outcomes. Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP's forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q.

Readers are cautioned not to place undue reliance on forward-looking information. Forward-looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

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Salem Woodrow
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Maeghan Albiston
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